                                                                  EXHIBIT 10


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in the Statement of Additional Information of the Seasons Select II Variable Annuity, which constitutes part of this Registration Statement on Form N-4 for FS Variable Annuity Account Five of First SunAmerica Life Insurance Company, of our report dated April 15, 2005, relating to the financial statements of First SunAmerica Life Insurance Company at December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004. We also consent to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.

PricewaterhouseCoopers LLP
Los Angeles, California
April 25, 2005